UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)
3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)

(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreements.
On April 5, 2012, SITEL Worldwide Corporation (the “Company”) completed a fifth amendment (the “Amendment”) of its senior secured credit facility (the “Senior Secured Credit Facility”). The Amendment will become effective upon, among other conditions precedent, the issuance and sale of the Notes, discussed in Items 2.02 and 7.01 below.
In accordance with the terms of the Amendment, the proceeds of the issuance and sale of the Notes will be used to prepay in full all the term loans under the Senior Secured Credit Facility which mature on January 30, 2014 (the "non-extended term loans") and then to prepay all then outstanding revolving loans under the Senior Secured Credit Facility (the "revolvers") to the extent proceeds from the issuance and sale of the Notes are available.
The Amendment also changed certain other terms of the Senior Secured Credit Facility, including amendments that:

•	increase the Canadian revolver commitment from $7.0 million to $10.0 million;

•	decrease the U.K. revolver commitment from $28.0 million to $0.0 million;

•	increase the U.S. revolver commitment from $50.0 million to $75.0 million;

•	allow the issuance and sale of the Notes;

•	increase the Maximum Senior Secured Leverage Ratio covenant levels; and

•	decrease the Minimum Interest Coverage Ratio levels.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 2.02. Results of Operations and Financial Condition.

and

Item 7.01. Regulation FD Disclosure.
On April 9, 2012, the Company issued a press release announcing that it intends, subject to market and other conditions, to offer $200 million in aggregate principal amount of Senior Secured Notes due 2017 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
SITEL, LLC, a Delaware limited liability company (“SITEL, LLC”), and SITEL Finance Corp., a Delaware corporation (“SITEL Finance” and SITEL, LLC, collectively the “Issuers”), intend to use the net proceeds from the issuance and sale of the Notes to: (1) prepay the amounts outstanding under the non-extended term loans, (2) prepay amounts outstanding under the revolvers, to the extent proceeds from the issuance and sale of the Notes are available; and (3) fund transaction fees and expenses. A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Notes will be guaranteed by the Company and certain of the Company’s domestic subsidiaries.
The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
In addition, either prior to or promptly following the closing of the offering of the Notes, the Company intends to approach its lenders under the revolvers that have a maturity date in January 2013 to seek an extension of the maturity date to January 2016.
The Company is also hereby furnishing certain information pursuant to Item 2.02 “Results of Operations and Financial Condition and Item 7.01 “Regulation FD Disclosure,” which information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This information is set forth in Exhibit 99.2, which is incorporated by reference into this Item 2.02 and Item 7.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated April 9, 2012.
99.2	Information concerning SITEL Worldwide Corporation.
10.1
Fifth Amendment, dated April 5, 2012, to the Credit Agreement, dated as of January 30, 2007, by and among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION, the other credit parties signatory thereto, the lenders signatory thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: _/s/ David Beckman Name: David Beckman Title: Global Chief Legal Officer and Secretary

Date:	April 9, 2012

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release, dated April 9, 2012.
99.2	Information concerning SITEL Worldwide Corporation.
10.1
Fifth Amendment, dated April 5, 2012, to the Credit Agreement, dated as of January 30, 2007, by    and among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION, the other credit parties signatory thereto, the lenders signatory thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.